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                                                               EXHIBIT 23.3

                     CONSENT OF HAVERSTOCK & OWENS LLP

   We hereby consent to the inclusion of our opinion and the reference to us in the Prospectus constituting a part of the Registration Statement on Form S-1 (Registration No. 333-30556) filed by Lexar Media, Inc., as amended and e-mailed to us on behalf of Dennis DeBroek on June 29, 2000, under the headings "Risk Factors--We have recently redesigned our products to avoid SanDisk's intellectual property, but the redesigned products may not be feasible to produce, commercially competitive, have all the functionality of our current and future products or be held to not infringe SanDisk's patents or patents of others," "Business--Legal Proceedings" and "Experts."

                                          HAVERSTOCK & OWENS LLP

                                               /s/ Thomas B. Haverstock

                                          By:_____________________________

Palo Alto, California

July 6, 2000